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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (date of earliest event reported) July 23, 2004

                          Commission file number Q4823

                             ACME UNITED CORPORATION
             (Exact name of registrant as specified in its charter)
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          CONNECTICUT                                            06-0236700
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

1931 BLACK ROCK TURNPIKE, Fairfield, Connecticut                   06825
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (203) 332-7330

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing
requirements for the past 90 days. Yes | X |   No |   |

Registrant had 3,394,721 shares outstanding as of July 23, 2004 of its $2.50 par value Common Stock.


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ACME UNITED CORPORATION

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                                                                         ----

    Item 2.02 Results of Operations and Financial Condition.............   3
    Signatures..........................................................   7


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ACME UNITED CORPORATION            NEWS RELEASE
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                            CONTACT: Paul G. Driscoll
                             Acme United Corporation
                  1931 Black Rock Turnpike Fairfield, CT 06825
                   Phone: (203) 332-4102  FAX: (203) 576-1547
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                       FOR IMMEDIATE RELEASE July 23, 2004


ACME UNITED CORPORATION REPORTS 21% SALES INCREASE AND 71% EARNINGS GROWTH

FAIRFIELD, CONN. - July 23, 2004 - Acme United Corporation (ASE:ACU) today announced net income of $1,075,000 or $.29 per diluted share for the second quarter ending June 30, 2004 compared to $615,000 or $.17 per diluted share for the comparable period last year. Net income for the first six months ending June 30, 2004 was $1,468,000, or $.40 per diluted share compared to $693,000, or $.20 per diluted share in the comparable period last year.

         Net sales for the quarter ending June 30, 2004 were $12.3 million compared to $10.1 million in 2003, an increase of 21%. Net sales in the U.S. increased 18% due to the launch of new products and market share gains. International sales increased by 30%, and 23% in local currency. Net sales for the first six months ending June 30, 2004 were $20.9 million compared to $17.3 million in 2003, an increase of 20% (18% at constant currency).

         Acme United purchased selected inventory and intangible assets of Clauss Cutlery on June 1, 2004 for approximately $450,000. Clauss revenues for the first month of ownership were approximately $200,000. Acme added three sales and marketing personnel to its staff from the Clauss organization.

         Walter C. Johnsen, President and CEO, said, "The purchase of Clauss provides us a new range of high quality cutting products, and many new industrial and floral customers. We expect the purchase to be accretive to earnings, and a base for new growth."

         Gross margins were 45% in the second quarter of 2004 versus 39% in the comparable period last year due to new product sales and improved productivity. For the first six months of 2004 gross margins were 44% compared to 39% in 2003.


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         Income before income taxes was $1.8 million in the second quarter of
2004 compared with $1.0 million in the second quarter of 2003, an increase of $800,000. Pretax income for the first six months was $2.5 million in 2004 compared to $1.3 million in 2003.

         Mr. Johnsen said that each operating subsidiary improved its performance over the prior year, and that the management team is working hard to continue the improvements.

         The Company's debt less cash on June 30, 2004 was $4.6 million compared to $5.8 million on June 30, 2003. During the first six months of 2004, the Company repurchased 46,830 shares at a cost of $236,000.

         On June 28, 2004 the Company announced the initiation of a quarterly cash dividend of 2 cents per share payable on July 29, 2004 to shareholders of record on the close of business on July 8, 2004.

         ACME UNITED CORPORATION is a specialized supplier of cutting devices, measuring instruments, and safety products for school, home, and office use.

         Forward-looking statements in this report, including without limitation, statements related to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

                                     # # #


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
                             ACME UNITED CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                           SECOND QUARTER REPORT 2004
                                                             Quarter Ended          Quarter Ended
                                                             June 30, 2004          June 30, 2003
Amounts in $000's except per share data                       (Unaudited)            (Unaudited)
--------------------------------------------------------------------------------------------------------
Net Sales                                                       $   12,298             $   10,142
Gross Profit                                                         5,519                  3,921
Selling, General, and Administrative Expenses                        3,579                  2,906
Other (Income) Expense                                                 120                     57
Pre-Tax Income                                                       1,820                    958
Income Tax Expense                                                     745                    343
Net Income                                                           1,075                    615
Earnings Per Share Basic                                              0.32                   0.18
Earnings Per Share Diluted                                            0.29                   0.17



                                                            Six Months Ended       Six Months Ended
                                                             June 30, 2004          June 30, 2003
Amounts in $000's except per share data                       (Unaudited)            (Unaudited)
--------------------------------------------------------------------------------------------------------

Net Sales                                                       $   20,865             $   17,331
Gross Profit                                                         9,239                  6,803
Selling, General, and Administrative Expenses                        6,550                  5,206
Other (Income) Expense                                                 159                    287
Pre-Tax Income (loss)                                                2,530                  1,310
Income Tax Expense                                                   1,062                    617
Net Income                                                           1,468                    693
Earnings Per Share Basic                                              0.44                   0.21
Earnings Per Share Diluted                                            0.40                   0.20


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

                             ACME UNITED CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                           SECOND QUARTER REPORT 2004
                                   (Unaudited)

Amounts in $000's except per share data                      June 30, 2004          June 30, 2003
------------------------------------------------------------------------------------------------------
Assets:
Current Assets:
     Cash                                                      $       804            $       252
     Accounts Receivable, Net                                       11,869                  9,447
     Inventories                                                     8,259                  7,780
     Prepaid and Other current Assets                                  771                    772
                                                          --------------------------------------------
Total Current Assets                                                21,703                 18,251

     Property and Equipment, Net                                     2,225                  2,241
     Other Assets                                                      681                    432
                                                          --------------------------------------------
Total Assets                                                   $    24,609            $    20,924
                                                          ============================================

Liabilities and Stockholders' Equity:
Current Liabilities
     Notes Payable                                             $       392            $       208
     Accounts Payable                                                2,203                  2,446
     Other Current Liabilities                                       4,358                  2,060
     Current Portion of Long Term Debt                               2,481                  3,793
                                                          --------------------------------------------
Total Current Liabilities                                            9,434                  8,507
Long-Term debt                                                       2,533                  2,065
Other Non Current Liabilities                                          809                    910
                                                          --------------------------------------------
                                                                    12,776                 11,482
Total Stockholders' Equity                                          11,833                  9,442
                                                          --------------------------------------------
Total Liabilities and Stockholders' Equity                     $    24,609            $    20,924
                                                          ============================================


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



ACME UNITED CORPORATION

By          /s/ WALTER C. JOHNSEN
         ------------------------------
                Walter C. Johnsen
                 President and
             Chief Executive Officer

Dated:  July 23, 2004



By          /s/ PAUL G. DRISCOLL
         ------------------------------
                Paul G. Driscoll
               Vice President and
             Chief Financial Officer

Dated:  July 23, 2004


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